Exhibit 10.1

Summary

Comprehensive Credit Facility Agreement Of Maximum Amount (Comprehensive Agreement ) Entered Between Shenzhen BAK Battery Co., Ltd (“the Company”) and Shatoujiao Branch, Agricultural Bank of China (“Agricultural Bank”) on March 23, 2006.

Main contents:

•	Contract number: No.81001200613170001;
•	Maximum amount for credit facilities to be provided: RMB400 million;
•	Term: from March 23rd, 2006 to March 17, 2007;
•	Interest rate of loan shall be subject to each loan agreement/contract to be signed;
•	Adjustment of credit can be made by Agricultural Bank under the any of the following:

•	The situation of the market related to the Company’s business severely deteriorates, or there is a major adjustment of the state monetary policy
•	The Company suffers severe operational risk or its financial situation severely deteriorates;
•	The Company is involved in any material litigation or arbitration, or breach of contract signed with other creditors.
•	The Company loses its business reputation,
•	Guarantor’s payment ability is obviously weakened or value of pledged collaterals decreases obviously;
•

The Company explicitly represents that it will not implement its obligations under this agreement or the loan agreement granted under this agreement, or does not implement its obligations under afore stated agreements.

•	Occurrence of other instances which make Agricultural Bank think adjustment of credit facility is necessary.

•	Breach of contract penalty: adjustment of credit, cancellation of unused credit, imposition of punitive interest, demand prepayment of loan and other measures;
•	Special term:

•	After obtaining the title certificate for BAK industrial Park, the Company undertakes that it will pledge the BAK industrial Park to Agricultural Bank in time.
•

The Company will deposit at least 70% of its sales payment collection to Agricultural Bank, and without prior consent of Agricultural Bank, the Company shall not change its account at Agricultural Bank.

Headlines of the articles omitted
•	Definition
•	Credit types used for the line of credit
•	Use of the line of credit
•	Adjustment of the line of credit
•	Rights and obligations of the Company
•	Rights and obligations of Agricultural Bank
•	Breach of contract penalty
•	Guarantee
•	Dispute settlement
•	Miscellaneous
•	Effectiveness
•	Validity
•	Attention